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                                                                      EXHIBIT 11


TIDEWATER INC.
COMPUTATION OF EARNINGS AND SHARES USED IN ARRIVING
AT PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE FOR
THE QUARTER ENDED JUNE 30, 1995

                                                                               Quarter Ended
                                                                               June 30, 1995
                                                                               -------------
Net earnings (in thousands)                                                    $     16,493
                                                                               ============


Computation of weighted average
number of common shares outstanding      :
- -----------------------------------------

Issued:    53,270,130 shares

Weighted average common shares outstanding                                       53,251,263
Plus:      Incremental shares applicable to stock options                           387,103
                                                                               ------------

Weighted average common shares & equivalents                                     53,638,366
                                                                               ============

Primary and fully diluted earnings per common share                            $        .31
                                                                               ============





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